Exhibit 3.52

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:38 PM 06/28/2007
FILED 01:28 PM 06/28/2007
SRV 070762658 - 2104150 FILE

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 18-214 OF THE LIMITED LIABILITY ACT

1. The jurisdiction where the Corporation first formed is Delaware.

2. The jurisdiction immediately prior to filing this Certificate of Conversion is Delaware.

3. The date the Corporation first formed is October 10, 1986.

4. The name of the Corporation immediately prior to filing this Certificate of Conversion is Avionic Instruments Inc.

5. The name of the Limited Liability Company as set forth in the Certificate of Formation is Avionic Instruments LLC.

6. This Certificate of Conversion shall become effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 25th day of June, 2007.

By: [signature]
Print Name: Gregory Rufus

SOLICITORS, 027056, 000001, 101762531.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:38 PM 06/28/2007
FILED 01:28 PM 06/28/2007
SRV 070762658 - 2104150 FILE

CERTIFICATE OF FORMATION

OF

AVIONICS INSTRUMENTS LLC

This Certificate of Formation of Avionics Instruments LLC, dated as of June 25, 2007, is being duly executed and filed by Jennifer Hardy, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is Avionics Instruments LLC (the "LLC").

SECOND: The name of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company.

THIRD: The address of the registered office of the LLC in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19808, New Castle County.

FOURTH: This Certificate of Formation is to become effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

Jennifer Hardy, Authorized Person

SOLICITORS, 027056, 000001, 101762125.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:36 PM 06/29/2007
FILED 06:51 PM 06/29/2007
SRV 070770954 - 2104150 FILE

State of Delaware
Certificate of Merger of Foreign Corporation into Domestic Limited Liability Company

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

First: The name of the surviving Limited Liability Company is Avionics Instruments LLC, a Delaware Limited Liability Company.

Second: The name of the foreign corporation being merged into this surviving Limited Liability Company is DAC Realty Corp.. The jurisdiction in which the foreign corporation was formed is New Jersey.

Third: The Agreement of Merger has been approved and executed by each of the constituent entities.

Fourth: The name of the surviving Limited Liability Company is: Avionics Instruments LLC.

Fifth: The merger is to become effective on June 30, 2007.

Sixth: The Agreement of Merger is on file at The Tower at Erieview, Suite 3710, 1301 East 9th Street, Cleveland, Ohio 44114, a place of business of the surviving Limited Liability Company.

Seventh: A copy of the Agreement of Merger will be furnished by the surviving Limited Liability Company, on request without cost, to any member or stockholder of the constituent entities.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, this 29th day of June, A.D. 2007.

By: [signature]
Authorized Person

Name: Gregory Rufus
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:20 PM 07/13/2007
FILED 07:35 PM 07/13/2007
SRV 070814795 - 2104150 FILE

State of Delaware
Certificate of Correction
of a Limited Liability Company
to be filed pursuant to Section 18-211(a)

1. The name of the Limited Liability Company is: Avionic Instruments LLC.

2. That a Certificate of Conversion was filed by the Secretary of State of Delaware on June 28, 2007, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3. The inaccuracy or defect of said Certificate is: (must give specific reason)

   The name of the limited liability company was stated as "Avionics Instruments LLC".

4. The Certificate is hereby corrected to read as follows:

   The name of the limited liability company as set forth in the Certificate of Formation is Avionic Instruments LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 12 day of July, A.D. 2007.

By: [signature]
Authorized Person

Name: Gregory Rufus
Print or Type